Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fox Pan American Sports, LLC:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Liberty Global, Inc., of our report dated April 16, 2005, with respect to the consolidated balance sheet of Fox Pan American Sports, LLC as of December 31, 2004, and the related consolidated statements of operations, changes in members’ (deficit) equity and cash flows for the year then ended, incorporated herein by reference.

KPMG LLP

Miami, Florida

January 19, 2007

Certified Public Accountants